Exhibit 5.1

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

212-373-3000

212-757-3990

May 29, 2013

Ply Gem Holdings, Inc.

5020 Weston Parkway, Suite 400

Cary, NC 27513

Ladies and Gentlemen:

We have acted as special counsel to Ply Gem Holdings, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) of the Company, filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”). You have asked us to furnish our opinion as to the legality of securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of 7,385,680 shares of common stock, par value $0.01 per share, of the Company (the “Shares”), that are reserved for issuance under the Ply Gem Holdings, Inc. 2004 Stock Option Plan (the “2004 Option Plan”) and the Ply Gem Holdings, Inc. Long Term Incentive Plan (the “LTIP”, and together with the 2004 Option Plan, the “Equity Plans”).

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1. the Registration Statement;

2. the 2004 Option Plan and the forms of award agreements (collectively, the “2004 Agreements”) relating to the awards to acquire Shares granted under the 2004 Option Plan;

3. the LTIP and the forms of award agreements (collectively, the “LTIP Agreements”, and together with the 2004 Agreements, the “Agreements”) relating to awards to acquire Shares granted under the LTIP;

4. the Amended and Restated Certificate of Incorporation of the Company, included as Exhibit 4.1 to the Company’s Registration Statement; and

5. the Amended and Restated Bylaws of the Company, included as Exhibit 4.2 to the Company’s Registration Statement.

In addition, we have examined (i) such corporate records of the Company that we have considered appropriate, including copies of resolutions of the board of directors of the Company relating to the issuance of the Shares, certified by the Company and (ii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Company made in the Documents and upon certificates of public officials and the officers of the Company.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

Based upon the above, and subject to the stated qualifications, we are of the opinion that, when issued in accordance with the terms of the Equity Plans and any applicable Agreement under the Equity Plans, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

The opinion expressed above is limited to the General Corporation Law of the State of Delaware. Our opinion is rendered only with respect to the laws, and the rules, regulations, orders and applicable judicial and regulatory determinations under those laws, that are currently in effect.

We hereby consent to use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

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